Exhibit 23.3



                      [MITCHELL, WIGGINS & COMPANY LLP]



Board of Directors
Community Bankshares Incorporated


We consent to the use of our report on the balance sheets of Community Bankshares Incorporated as of December 31, 1996 and 1995, and the related statements of income, stockholders' equity and cash flows for the three years then ended, included in the Registration Statement on Form S-4 of Community Bankshares Incorporated and to the reference to our firm under the heading "Experts" in the Prospectus.


                                   /s/ MITCHELL, WIGGINS & COMPANY L.L.P.


Petersburg, Virginia
April 11, 1997